SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

MARVION INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

MARVION INC.

NOTICE OF STOCKHOLDER ACTIONS BY WRITTEN CONSENT

January 10, 2025

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of common stock, par value $0.0001 per share (the “Common Stock”), of Marvion Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”). The purpose of the Information Statement is to notify stockholders in accordance with Chapter 78 of the Nevada Revised Statutes (the “NRS”) that on December 28, 2024, the Board of Directors (the “Board”) and certain stockholders holding a majority of the aggregate issued and outstanding shares of our voting stock (the “Voting Stockholders”) approved by written consent in lieu of a meeting the following corporate actions (the “Corporate Actions”):

1.	To elect one director to our Board of Directors to serve for the ensuing year;
2.	To ratify the appointment Olayinka Oyebola & Co as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To approve the adoption of the Marvion Inc. 2023 Stock Incentive Plan (the “2023 Plan”).
4.	To approve an amendment to the 2023 Plan (the “2023 Plan Amendment”) as adopted by the Board on December 28, 2024. The 2023 Plan Amendment relates to an increase in the number of shares of Common Stock of the Company remaining for issuance under the 2023 Plan by 31,408,394 shares of Common Stock.
5.	To consider and act on an advisory (non-binding) proposal on the compensation arrangements of certain executive officers; and
6.	To consider and act on an advisory (non-binding) proposal on how frequently stockholders should vote to approve the compensation arrangements of certain executive officers.

This notice and accompanying Information Statement shall constitute notice to you of the Voting Stockholders taking the Corporate Actions by written consent, without a meeting, pursuant to the requirements of the NRS.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, (“Exchange Act”). This Information Statement constitutes notice to you of the Corporate Actions taken without a meeting, pursuant to the requirements of the NRS. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document, including with respect to the approval of the 2023 Plan and the Plan Amendment. No meeting of our stockholders will be held or proxies requested because we have received written consent to these matters from the Voting Stockholders.

Under Rule 14c-2(b) of the Exchange Act, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about ____ ___, 2025. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was December 28, 2024.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

/s/ CHAN Sze Yu
Name: CHAN Sze Yu
Title: Chief Executive Officer, Chief Financial Officer and Secretary

i

MARVION INC.

Room 1401, 14/F, Phase 1, Austin Tower

22-26 Austin Avenue, Jordan

Kowloon, Hong Kong
+ 852-21114437

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You Are Requested Not To Send Us a Proxy

INTRODUCTION

This Information Statement, dated January 10, 2025, is being furnished to the stockholders of Marvion Inc. (the “Company,” “we,” “us,” or “our”) in connection with the actions to be taken by us as a result of written consents in lieu of a meeting of stockholders pursuant to the NRS.

This Information Statement and Notice of Stockholder Action by Written Consent is being furnished by us to our stockholders of record as of December 28, 2024 (the “Record Date”), to inform our stockholders that on December 28, 2024, the Board of Directors of the Company (the “Board”) and the holders of approximately 87.41% of our outstanding voting securities as of such date (the “Voting Stockholders”), have taken and approved the following corporate actions (together, the “Corporate Actions”):

1.	To elect one director to our Board of Directors to serve for the ensuing year;
2.	To ratify the appointment Olayinka Oyebola & Co as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To approve the adoption of the Marvion Inc. 2023 Stock Incentive Plan (the “2023 Plan”).
4.	To approve an amendment to the 2023 Plan (the “2023 Plan Amendment”) as adopted by the Board on December 28, 2024. The 2023 Plan Amendment relates to an increase in the number of shares of Common Stock of the Company remaining for issuance under the 2023 Plan by 31,408,394 shares of Common Stock.
5.	To consider and act on an advisory (non-binding) proposal on the compensation arrangements of certain executive officers; and
6.	To consider and act on an advisory (non-binding) proposal on how frequently stockholders should vote to approve the compensation arrangements of certain executive officers.

This Information Statement is being sent to you to notify you of the Corporate Actions being taken by written consent in lieu of a meeting of our stockholders. On December 28, 2024, our Board adopted and approved the Corporate Actions. The information statement is being delivered only to inform you of the Corporate Actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

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VOTING AND VOTE REQUIRED.

Section 78.320 of Chapter 78 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, require that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all stockholders who were entitled to vote upon the action but who have not consented to the action.

As of the Record Date, MVNC had 308,958,835 shares of common stock outstanding and 10,000,000 shares of Series A Preferred Stock issued and outstanding.  The holder of each share of Series A Preferred Stock of MVNC is entitled to vote on all matters submitted to a vote of the shareholders together with the Common Stock holders with each one share of Series A Preferred Stock having 200 votes. The voting power representing not less than 1,154,479,418 shares of common stock (expressed to account for the voting power of the Series A Preferred Stock) is required to pass any stockholder resolutions.  Pursuant to Section 78.320 of the NRS, the following stockholders holding an aggregate of 2,018,226,773 shares of common stock, or approximately 87.41% of the outstanding shares of our common stock on the Record Date (expressed to account for the voting power of the Series A Preferred Stock), delivered an executed written consent dated December 28, 2024, authorizing the Corporate Actions.

Name	Common Shares Beneficially Held*	Percentage of Issued and Outstanding
Young Chi Kin Eric	2,018,226,773	87.41%
TOTAL	2,018,226,773	87.41%

*After accounting for the voting power of the Series A Preferred Stock.

NO APPRAISAL RIGHTS

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Corporate Actions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 2, 2025, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Marvion Inc., Room 1401, 14/F, Phase 1, Austin Tower, 22-26 Austin Avenue, Jordan, Kowloon, Hong Kong.

	Common Stock Beneficially Owned		Series A Preferred Stock Owned		Series B Preferred Stock Owned		Series C Preferred Stock Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Equity (1)	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Series A Preferred Equity (1)	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Series B Preferred Equity (1)	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Series C Preferred Equity (1)
Sze Yu CHAN	17,777,778	5.75%	–	–	–	–	–	–

All executive officers and directors as a Group (1 person)	17,777,778	5.75%	–	–	–	–	–	–

5% or Greater Stockholders:
Young Chi Kin Eric (2)	18,226,773	5.90%	10,000,000	100%	–	–	–	–
Fong Hiu Ching	17,777,778	5.75%	–	–	–	–	–	–
Herbert Ying Chiu LEE (3)	14,494,171	4.69%	–	–	337,000	92%	–	100%

Total 5% or Greater Stockholders	36,004,551	11.65%	10,000,000	100%	337,000	92%	–	100%

________________

(1)	Applicable percentage ownership is based on 308,958,835 shares of common stock outstanding as of January 2, 2025, together with securities exercisable or convertible into shares of common stock within 60 days of January 2, 2025. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of January 2, 2025, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Young Chi Kin Eric owns 18,226,773 shares of our common stock and 10,000,000 shares of our Series A Preferred Stock. Each share of Series A Preferred Stock entitled Mr. Young to vote on all matters submitted to a vote of the shareholders together with the Common Stock holders with each one share of Series A Preferred Stock having 200 votes.
(3)	Herbert Ying Chiu Lee owns 14,494,171 shares of our common stock, 337,000 shares of our Series B Preferred Stock and 1 share of Series C Preferred Stock. Each Series of preferred stock has the voting rights, powers, preferences and privileges more fully described herein in the section entitled “Description of Registrant’s Securities”

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DIRECTORS, OFFICERS, NOMINEES AND CONTROL PERSONS

Set forth below are the present directors and executive officers of the Company. Note that there are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Name	Age	Position
Chan Sze Yu	39	Chief Executive Officer, Chief Financial Officer, Secretary and Director

Biographies

Set forth below are brief accounts of the business experience during the past five years of each director, executive officer and significant employee of the Company.

CHAN Sze Yu, age 39, was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on August 12, 2024. He is also the Chief Executive Officer of a group of local furniture and logistics companies, including Furniture Station, MA.NI Home Services Ltd, Power King (Hong Kong) Logistics Company Limited, Wing Fat Furniture Factory and CIMA SOFA. Mr. Chan is also the founder of KSK Logistics Limited and CEO of the company since 2023. From 2000 to 2016, Mr. Chan has been a logistics contractor for many furniture companies such as DSC Direct Sale Centre, Good Idea Furniture and Design, and Farbe Sofa Design. Mr. Chan has extensive experience and business networks in the field of logistics and home furnishing industry, which will bring to our Board and management deep experiences in developing and expanding our logistics and value-add services to the market.

Family Relationships.

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Certain Relationships And Related Transactions

Other than as disclosed below, there are no transactions during our two most recent fiscal years ended December 31, 2023, and December 31, 2022, or the six months ended June 30, 2024, or any currently proposed transaction, in which our Company was or to be a participant and the amount exceeds the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for our last two completed years, and in which any of our directors, officers or principal stockholders, or any other related person as defined in Item 404 of Regulation S-K, had or have any direct or indirect material interest.

From time to time, the following related parties advanced funds to the Company for capital expenditures and working capital purpose:

Name of related parties	Relationship	June 30, 2024	December 31, 2023	December 31, 2022
Chan Sze Yu	Director	$260,562	$133,308	$–
Young Chi Kin, Eric	Major shareholder	$601,504	$529,879	$135,944
Fong Hiu Ching	Director of subsidiary	$148,242	$94,244	$–
Wu Wai Kuen	Director of subsidiary	$620,422	$262,977	$–

Those temporary advances are unsecured, non-interest bearing and have no fixed terms of repayment.

From time to time, our directors advanced funds to us for working capital purpose. Those advances are unsecured, non-interest bearing and have no fixed terms of repayment. During the year ended December 31, 2023, companies which are controlled by Lee Ying Chiu Herbert, our director advanced $231,806 and Chan Man Chung, our former executive officer and director advanced $0 to us, respectively. During the year ended December 31, 2022, companies which are controlled by Lee Ying Chiu Herbert, our former director advanced $1,462,877 and Chan Man Chung, our former executive officer and director advanced $10,400 to us, respectively.

On April 1, 2022, the Company entered into a Service Agreement (the “Service agreement”) with Marvel Digital Group Limited, a company controlled by Herbert Lee, its controlling shareholder, pursuant to which Marvel Digital Group Limited agreed to provide staffing and back-office services to the Company until the arrangement is terminated by the parties. During the year ended December 31, 2023 and 2022, the Company incurred the related management service fee of $0 and $1,260,553 respectively.

In July 2022, our former wholly-owned subsidiary Marvion Group Limited entered into a technical knowhow license and servicing agreement (the “Servicing Agreement”) with Total Chase Limited (“Total Chase”), a company controlled by Lee Ying Chiu Herbert, the former controlling shareholder of the Company, pursuant to which the Company engaged Total Chase to develop the technical knowhow during a three-year term. Total Chase is the parent company of Marvel Digital AI Limited (“MDAI”) that owns intellectual properties and provides technical development services to Total Chase. The technical knowhow consists of visual intelligence engine, speech recognition engine, text analytics engine, emotion recognition engine, motion recognition engine, AI agent creation engine, and metaverse development. Under the terms of the Servicing Agreement, the Company is required to pay to Total Chase an aggregate of $50 million for the development of technical knowhow. The consideration is payable in cash or cryptocurrencies. All MDAI’s proprietary items remained the sole and exclusive property of MDAI, Total Chase will grant the Company a perpetual, non-exclusive, paid-up license to use certain MDAI’s proprietary items.

We charged all related development costs to expenses as incurred and recognized as “Technology and development expenses” in the unaudited condensed consolidated statement of operations. During the year ended December 31, 2023, we incurred the related development fee of $0.

We have not adopted policies or procedures for approval of related person transactions but review them on a case-by-case basis. We believe that all related party transactions were on terms at least as favorable as we would have secured in arm’s-length transactions with third parties. Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

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CORPORATE GOVERNANCE

Director Independence

Our board of directors currently consists of CHAN Sze Yu, our Chief Executive Officer, Chief Financial Officer and Secretary, who does not qualify as an independent director under the published listing requirements of the NASDAQ Stock Market. As of the date hereof, we have not adopted a standard of independence nor do we have a policy with respect to independence requirements for our board members or that a majority of our board be comprised of “independent directors.”

Board Meetings

During fiscal year 2023, our Board held acted by written consent [1] times. No director attended less than 75 percent of our Board or committee meetings of which they were members. The work of the Company’s directors is performed not only at meetings of the Board, but also by consideration of the Company’s significant business decisions through the review of documents and in numerous communications among Board members and others.

Director Attendance at Annual Meeting

We have not yet developed a policy regarding director attendance at annual meetings of the stockholders. We expect all current directors to attend our future annual stockholders meeting.

Committees of Our Board

We have not yet established Compensation, Audit, and Nominations and Corporate Governance committees nor do we have an Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Currently, the functions of these committees are performed by our entire Board of Directors. We hope to establish these committees and appoint an Audit Committee financial expert as our business develops.

Consideration of Director Nominees

Our policy is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors” and “Stockholder Proposals.” In evaluating nominations, the Board seeks to achieve a balance of knowledge, experience and capability on our Board and to address the membership criteria set forth below under “Board Diversity and Director Qualifications.”

Board Diversity and Director Qualifications

Although there is no specific board diversity policy in place presently, our Board does consider such factors as it deems appropriate consistent with criteria which may be established by our Board from time to time. Our goal in selecting directors for nomination to our Board is generally to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable us to pursue our strategic objectives. We have not reduced the qualifications for service on our Board to a checklist of specific standards or specific, minimum qualifications, skills or qualities. Rather, we seek, consistent with the vacancies existing on our Board at any particular time and the interplay of a particular candidate’s experience with the experience of other Directors, to select individuals whose business experience, knowledge, skills, diversity and integrity would be considered a desirable addition to our Board and any committees thereof.

We make determinations as to Director selection based upon the facts and circumstances at the time of the receipt of the Director candidate recommendation. Applicable considerations include: whether we are currently looking to fill a new position created by an expansion of the number of Directors, or a vacancy that may exist on our Board; whether the current composition of our Board is consistent with the criteria described in our charter; whether the candidate submitted possesses the qualifications that are generally the basis for selection of candidates to our Board; and whether the candidate would be considered independent under the rules of the NYSE and our standards with respect to Director independence.

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Identifying and Evaluating Nominees for Directors

We may utilize a variety of methods for identifying and evaluating nominees for Director. We consider the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, we will consider various potential candidates for Director. Candidates may come to our attention through current Board members, professional search firms, shareholders or other persons. As described above, we consider properly submitted nominations for candidates for our Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Board its next regularly scheduled meeting.

Communications with Our Board

Stockholders and interested parties who wish to contact our Board, a committee thereof, the presiding non-management director of executive sessions or any individual director are invited to do so by writing to:

Board of Directors of Marvion Inc.

c/o Corporate Secretary

Room 1401, 14/F, Phase 1, Austin Tower,

22-26 Austin Avenue, Jordan

Kowloon, Hong Kong

All communications will be forwarded to our Board of Directors, the specified committee or the specified individual director, as appropriate.

Board Leadership Structure

We have designated CHAN Sze Yu to serve as executive member of the Board upon re-election to the Board. As the Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company, we believe that Mr. Chan will bring to the Board extensive experience and familiarity with our business in particular and its industries generally. We believe this background enhances the role of executive members of the Board in the development of long-term strategic plans and oversight of senior management in the implementation of those plans.

As our business operations and processes mature, we expect to appoint independent directors as suitable candidates become available. We anticipate that these independent directors will comprise and chair our future Compensation Committee, Audit Committee and the Nominating and Governance Committee as they are established. Each such independent directors will have with opportunities to meet in executive sessions without management present at the time of each regular Board meeting and additionally as deemed appropriate or necessary. Because Mr. Chan is not independent under NASDAQ standards, the chair at these executive sessions will rotate among the chairman of the Compensation Committee, the Audit Committee and the Nominating and Governance Committee. We believe that this structure will allow multiple directors to exercise important leadership roles, and will also provide for focused engagement by the Board committees and their chairs in their respective areas of responsibility. We believe that this structure, once established, will help facilitate clear and open communications between the Board of Directors and senior management, while providing for active oversight by independent directors.

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Board’s Role in Risk Oversight

Our management team is primarily responsible for the day-to-day assessment and management of the Company’s risk exposure. The Board of Directors provides oversight in connection with these efforts, with a particular focus on the most significant risks facing us. The Board of Directors believes that communication between the management team and the Board of Directors is essential for both effective risk management and for meaningful oversight. To this end, the Board of Directors meets with our Chief Executive Officer and the other members of our senior management team to discuss strategies, key challenges, and risks and opportunities for us. Management team members make themselves available to the Board of Directors to answer questions regarding the Company’s most significant issues, including risks affecting the Company.

In order to help facilitate its risk oversight responsibilities, the Board of Directors intends to utilize each of its committees when formed in the future to oversee specific areas of risk that are appropriately related to the committee’s areas of responsibility once such committees are established. The Audit Committee will assist the Board of Directors in discharging its oversight responsibilities in the areas of internal control over financial reporting, disclosure controls and procedures and legal and regulatory compliance. The Audit Committee will discuss with management, the internal audit group and the independent auditor guidelines and policies with respect to risk assessment and risk management. The Audit Committee will also discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposure. The Compensation Committee will assist the Board of Directors in discharging its oversight responsibilities regarding the risks related to the attraction and retention of personnel as well as the risks associated with the design of compensation programs and arrangements applicable to both executive officers and to all employees. The Nominating and Corporate Governance Committee will establish, monitor and evaluate the implementation of our corporate governance policies. While the Board committees will be responsible for initially monitoring certain risks, the entire Board of Directors will be kept informed of the significant risks facing the Company through management and committee reports about such risks and the steps being taken to mitigate these risks.

Risk Assessment of Compensation Policies and Practices

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. The assessment included our cash incentive programs, which awards non-executives with cash bonuses for punctuality. Our compensation programs are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and

•	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

Employee, Director and Officer Hedging

We have not adopted any practice or policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. As such, our employees, officer, directors or their designees are generally permitted to engage in these transactions.

Code of Conduct

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer principal accounting officer or controller in light of our Company’s current stage of development. We expect to adopt a code of ethics in the near future.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation philosophy is to create a long-term direct relationship between pay and our performance. Our executive compensation program is designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives are to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. The compensation package of our named executive officers consists of two main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations; and

2.	discretionary bonus awards payable in cash and tied to the satisfaction of corporate objectives.

Process for Setting Executive Compensation

Until such time as we establish a Compensation Committee, our Board is responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. We expect to annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. We process and factors (including individual and corporate performance measures and actual performance versus such measures) used by the Chief Executive Officer to recommend such awards. Additionally, we expect to review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

The Chief Executive Officer periodically provides the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board provides an evaluation for the Chief Executive Officer. These evaluations serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We currently engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

Our executive compensation program consists of the following elements:

Base Salary

Our base salary structure is designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer reflects our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board considers all of these factors, though it does not assign specific weights to any factor. The Board generally reviews the base salary for each named executive officer on an annual basis. For each of our named executive officers, we review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

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Discretionary Bonus

The objectives of our bonus awards are to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended December 31, 2023 and 2022, to (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) our three most highly compensated executive officers other than the principal executive officer and the principal financial officer who were serving as executive officers on December 31, 2023, whose total compensation was in excess of $100,000, and (iv) up to two additional individuals who would have been within the two-other-most-highly compensated but were not serving as executive officers on December 31, 2023.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Chan Sze Yu	2023	–	–	–	–	–	–	–	$–
CEO, CFO, Secretary and Director (1)
Chan Man Chung	2023	–	–	–	–	–	–	–	$–
CEO, CFO, Secretary and Director (2)	2022	–	–	–	–	–	–	–	$–

(1) Chan Sze Yu joined us as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on August 12, 2024.

(2) Dr. Chan served as our Chief Executive Officer, Secretary and Director from August 26, 2021, to August 12, 2024.

Narrative disclosure to Summary Compensation

No compensation paid to the director of the new company during the years ended December 31, 2023 and 2022.

During the year ended December 31, 2023 and 2022, the Company paid the aggregate amount of $306,000 and $318,000 as consultancy fees to So Han Meng Julian, its former director.

During the year ended December 31, 2023 and 2022, the Company paid the aggregate amount of $126,000 and $123,000 as compensation to Tan Tee Soo, its former director.

Dr. Chan did not receive any compensation for services in his capacity as a director and the sole executive officer of the Company.

Other than set out above and below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We expect to establish one or more incentive compensation plans in the future. Our directors and executive officers may receive securities of the Company as incentive compensation at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

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Equity Awards

There are no unvested options, warrants or convertible securities outstanding.

At no time during the last fiscal year with respect to any of any of our executive officers was there:

•	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option or equity grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Compensation of Directors

During our fiscal year ended December 31, 2023, we provided compensation to the following director:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)		Total ($)

Tan Tee Soo (1)	–	–	–	–	–	126,000	*	126,000

(1)  Tan Tee Soo served as our director from August 26, 2021, to September 27, 2024. He received compensation in 2023 in connection with consulting services provided.

We currently have no formal plan for compensating our directors for their services in their capacity as directors, but may elect to provide compensation to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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Compensation Risk Management

Our Board of directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. The assessment included our cash incentive programs, which awards non-executives with cash bonuses for punctuality. Our compensation programs are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and
•	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

Compensation Committee Interlocks and Insider Participation

We have not yet established a Compensation Committee. Our Board of Directors performs the functions that would be performed by a compensation committee. During the fiscal year ended December 31, 2023, none of our executive officers has served: (i) on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors; (ii) as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the registrant; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the company.

Compensation Committee Report

Our board of directors has reviewed and discussed the Compensation Discussion and Analysis in this report with management. Based on its review and discussion with management, the board of directors recommended that the Compensation Discussion and Analysis be included in this Annual Report on Form 10-K for the year ended December 31, 2023. The material in this report is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Annual Report on Form 10-K and irrespective of any general incorporation language in such filing.

Submitted by the board of directors:

Chan Sze Yu

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DESCRIPTION OF STOCKHOLDER ACTIONS

STOCKHOLDER ACTION NO. 1

ELECTION OF DIRECTOR

Our Board of Directors approved the person named below as nominee for election to our Board of Directors. Chan Sze Yu presently serves as a director. The Voting Stockholders approved the election as directors for the ensuing year of the person named below on December 28, 2024.

CHAN Sze Yu, age 39, was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on August 12, 2024. He is also the Chief Executive Officer of a group of local furniture and logistics companies, including Furniture Station, MA.NI Home Services Ltd, Power King (Hong Kong) Logistics Company Limited, Wing Fat Furniture Factory and CIMA SOFA. Mr. Chan is also the founder of KSK Logistics Limited and CEO of the company since 2023. From 2000 to 2016, Mr. Chan has been a logistics contractor for many furniture companies such as DSC Direct Sale Centre, Good Idea Furniture and Design, and Farbe Sofa Design. Mr. Chan has extensive experience and business networks in the field of logistics and home furnishing industry, which will bring to our Board and management deep experiences in developing and expanding our logistics and value-add services to the market.

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STOCKHOLDER ACTION NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors appointed Olayinka Oyebola & Co., an independent registered public accounting firm, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Voting Stockholders ratified the Board’s appointment of Olayinka Oyebola & Co. on December 28, 2024.

Olayinka Oyebola & Co.’s principal function is to audit management’s assessment of the effectiveness of our internal control over financial reporting and our consolidated financial statements and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in our quarterly reports.

Principal AccountING Fees And Services.

Olayinka Oyebola & Co. audited our financial statements for the fiscal years ended December 31, 2023 and 2022.

All audit work was performed by the full time employees of Olayinka Oyebola & Co. for the above mentioned fiscal years. Our board of directors does not have an audit committee. The functions customarily delegated to an audit committee are performed by our full board of directors. Our board of directors approves in advance, all services performed by Olayinka Oyebola & Co., but have not adopted pre-approval policies or procedures. Our board of directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence, and has approved such services.

The following table sets forth fees billed by our auditors during the last two fiscal years for services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, services by our auditors that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees, services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered.

	December 31, 2023	December 31, 2022

Audit fees	$75,000	$45,000
Audit related fees	–	–
Tax fees	–	–
All other fees	–	–
Total	$75,000	$45,000

Report of the Board Performing the Duties of the Audit Committee

Our Board of Directors has reviewed and discussed the audited financial statements with management. The Board has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T. It has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. Based upon the foregoing review and discussions, the Board recommended that the audited consolidated financial statements be included in the company’s Annual Report on Form 10K for the year ended December 31, 2023.

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STOCKHOLDER ACTION NO. 3

ADOPTION OF THE 2023 PLAN

Background of and Reasons for Adopting the 2023 Plan

On September 19, 2023, the board of directors of the Company approved the Marvion Inc. 2023 Stock Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors, and advisors in the form of options, restricted stock, restricted stock units, stock appreciation rights, performance awards, other stock-based awards or dividend equivalents (each, an award). This summary is not a complete description of all provisions of the 2023 Plan and is qualified in its entirety by reference to the 2023 Plan, which is filed as Annex A to this Information Statement.

The 2023 Plan was approved by the Voting Stockholders on December 28, 2024, in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and (ii) eligibility to receive a federal income tax deduction for certain compensation paid under the 2024 Plan by complying with Rule 162(m) of the Code. The Company originally reserved a total of 17,000,000,000 shares of our authorized common stock for issuance under the 2023 Plan. On May 8, 2024, we effectuated a 3000:1 reverse stock split of our Common Stoc, (the “Reverse Split”), As a result, the 17,000,000,000 shares initially approved and reserved under the 2023 Plan were equitably reduced to 5,666,667 shares of Common Stock.

The 2023 Plan was established to maintain and enhance the key policies and practices adopted by our management and board of directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the adoption of the 2023 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees.

Summary of the 2023 Plan

The principal terms of the 2023 Plan are summarized below. This summary is not a complete description of the 2023 Plan, and it is qualified in its entirety by reference to the complete text of the 2023 Plan document which is attached as Annex A hereto.

Shares Available for Issuance

We reserved 17,000,000,000 shares to be issued under the 2023 Plan (plus certain other Shares related to awards which are forfeited, repurchased or used to satisfy the exercise price or tax withholding on an award). This number was equitably reduced to 5,666,667 shares of Common Stock after the Reverse Split. The number of Shares reserved for grant and issuance under the 2023 Plan increases automatically on January 1 of each of the calendar years during the term of the 2023 Plan, which will continue through and including September 11, 2033, by a number of Shares equal to the lesser of (i) 2.5% of the number of shares of Common Stock issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board; provided, however, that such limitation may be increased subject to approval by the Company’s stockholders (the “Evergreen Feature”).

The 2023 Plan authorizes the award of RSUs, stock options, RSAs, RSU’s, SARs, performance awards and other stock based awards and dividend equivalents (each as more fully described below). No person will be eligible to receive more than 4,000,000,000 Shares in any 12 month period under the 2023 Plan. The maximum fair market value, as determined on the date of grant, of Awards granted for services as a Director during any twelve (12)-month period shall not exceed $2,000,000. Any awards in Shares or cash that are made outside of the 2023 Plan and permitted by applicable listing requirements are not subject to these limitations.

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Administration

The 2023 Plan is administered by our Compensation Committee of the Board or such other committee, if any, that may be designated by the Board to administer the Plan (the “Administrator”). The Administrator has the authority to construe and interpret the 2023 Plan, select participants and grant awards, and make all other determinations necessary or advisable for the administration of the 2023 Plan. The Committee may delegate to the Board or to one or more other committees of the Board comprised of one or more independent Directors the authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act. Further, the Committee may delegate to the Governance Committee of the Board the authority to make non-discretionary (routine) Awards to Directors, including to determine which Director shall receive an Award, the time or times when such an Award shall be made, the terms and conditions of such an Award, the type of Award that shall be made to a Director, the number of shares subject to such an Award, and the value of such an Award; provided, however, that the Committee may not delegate its authority to grant discretionary (non-routine) Awards to Directors. The Committee may delegate to the Chief Executive Officer or one or more other senior officers of the Company its administrative functions under this Plan with respect to the Awards. Any delegation described in this paragraph shall contain such limitations and restrictions as the Committee may provide and shall comply in all respects with the requirements of applicable law, including the Nevada Revised Statutes. The Committee may engage or authorize the engagement of a third party administrator or administrators to carry out administrative functions under the Plan.

Eligibility

The 2023 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, directors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. As of December 31, 2023, all of our 47 employees (including each of our executive officers) were eligible to participate in the 2023 Plan. The basis for participation in the 2023 Plan is the Administrator’s decision, in its sole discretion, that an award to an eligible participant will further the 2023 Plan’s purposes of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success and the success of our affiliates, by offering them an opportunity to participate in our future performance through the grant of awards. In exercising its discretion, the Administrator will consider the recommendations of management and the purposes of the 2023 Plan.

Forms of Awards

The following is a description of the types of awards permitted to be issued under the 2023 Plan. As of the date of this report, the Company had issued an aggregate of 5,644,744 shares of common stock pursuant to the 2023 Plan. No other awards had been issued under the 2023 Plan.

Stock Options. The 2023 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees. All awards other than incentive stock options, including awards of non-qualified stock options, may be granted to our employees, directors, consultants, independent contractors, and advisors, provided the consultants, independent contractors, and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value. The maximum term of options granted under the 2023 Plan is seven years or, in the case of an incentive stock option granted to 10% stockholders, five years.

Restricted Stock Award. An RSA is an offer by us to sell Shares subject to restrictions. The price, if any, of an RSA will be determined by the Administrator. These awards are subject to forfeiture or repurchase prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.

Restricted Stock Units. An RSU is an award that covers a number of Shares that may be settled upon vesting in cash, by the issuance of the underlying Shares or a combination of both. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.

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Stock Appreciation Rights. SARs provide for a payment, or payments, in cash or Shares, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of Shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve certain vesting conditions.

Performance Awards. A performance award is an award that covers an amount of cash or a number of Shares that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to vesting as a result of termination of employment or failure to achieve the performance conditions.

Other Awards and Dividend Equivalents. The Committee is authorized to grant other stock-based awards to any employee, consultant or director. The number or value of shares of Common Stock of any other stock-based award shall be determined by the Committee and may be based upon one or more performance targets based on one or more performance measures or any other specific criteria, including service to the Company or any affiliate, as determined by the Committee.

Dividend equivalents may be granted by the Committee based on dividends declared on shares of Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee.

Additional Provisions

Awards granted under the 2023 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order, or if vested, with the consent of the Committee. Notwithstanding the foregoing, Restricted Stock, once vested and free of any restrictions, may be transferred at will.

Stock options granted under the 2023 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, except in the case of death or permanent disability, in which case the options may be exercised for up to twenty four months following termination of the optionee’s service to us. Unless otherwise set forth in a participant’s award agreement, vesting of RSUs, RSAs, SARs, performance awards and stock bonus awards ceases on such participant’s termination of service.

Change of Control or Other Corporate Transactions

If we experience a change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. Outstanding awards that are not assumed or substituted may, at the discretion of the Committee, be accelerated, replaced with other rights or property of similar value, be terminated and replaced by cash or the terms and conditions of such outstanding awards (including adjustments to the exercise price) may be otherwise equitably adjusted.

In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of Shares reserved under the 2023 Plan, the maximum number of Shares that can be granted in a calendar year, and the number of Shares and exercise price, if applicable, of all outstanding awards under the 2023 Plan.

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Repricing

The Board and the Administrator may not take action to impair the rights of a participant with respect to any outstanding award without the consent of the participant. Further, the Board nor the Committee may not, without approval of the stockholders of the Company, or except as provided under Paragraph XIII of the 2023 Plan, (a) increase the maximum aggregate number of shares that may be issued under the Plan, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (c) cancel any outstanding Option or Stock Appreciation Right in exchange for cash or another Award when the per share price of the Option or Stock Appreciation Right exceeds the fair market value of the underlying shares of Common Stock.

Amendment and Termination

The 2023 Plan will terminate in September 2033 (ten years following the date the Board approved the amendment and restatement of the 2023 Plan), unless it is terminated earlier by the Board. The Board may amend or terminate the 2023 Plan at any time, which may be without shareholder approval, unless required by applicable law or listing standards.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2023 Plan based on federal income tax laws in effect on the date of this Information Statement. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or gift, estate, excise, payroll, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

Incentive Stock Options (ISOs). An optionee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation, provided that the Company reports the income to the optionee. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. However, if the optionee exercises an ISO and satisfies the holding period requirements, the Company may not deduct any amount in connection with the ISO. If a sale or disposition of shares acquired with the ISO occurs after the holding period, the employee will recognize long-term capital gain or loss at the time of sale equal to the difference between proceeds realized and the exercise price paid. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Qualified Stock Options (NQSOs). An optionee generally has no taxable income at the time of grant of an NQSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. The same amount is deductible by the Company as compensation, provided that, in the case of an employee option, the Company reports the income to the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

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SARs. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in the SAR in shares, the spread between the then-current market value and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Restricted Stock Awards. The recipient of a RSA will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award (less the purchase price, if any, paid for such shares), determined without regard to the restrictions. If a Section 83(b) election is made, the capital gain/loss holding period for such shares commences on the date of the award. Any further change in the value of the shares will be taxed as a capital gain or loss only if and when the shares are disposed of by the recipient. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse, and the capital gain/ loss holding period for such shares will also commence on such date.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU generally will be subject to tax at ordinary income rates on the market price of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid, if any, by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.

Gain or Loss on Sale or Exchange of Shares

In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the 2023 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Non-Qualified Stock Option (including an Incentive Stock Option that is treated as a Non-Qualified Stock Option), a stock appreciation right, restricted stock, restricted stock units, performance grants, and stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives (generally the five highest paid officers) to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2023 Plan has been designed to allow the Compensation Committee to grant stock options, stock appreciation rights, restricted stock, restricted stock units, and performance grants that qualify under an exception to the deduction limit of Section 162(m) for performance-based compensation.

New Plan Benefits

Awards under the 2023 Plan are within the discretion of the Administrator. As a result, the benefits that will be awarded under the 2023 Plan, including to our non-employee directors, are not determinable at this time.

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Existing Plan Benefits to Named Executive Officers and Others

The following table summarizes the grants made to our named executive officers (as identified under “Executive Compensation”, below), all current executive officers as a group, all current non-executive directors as a group and all current non-executive employees as a group, from the inception of the 2023 Plan through December 31, 2023. The closing price per share of our common stock on December 29, 2023 was $0.0006.

Name and Position(1)	RSA Granted Since Adoption of the 2023 Plan
Chan Sze Yu, Chief Executive Officer, Chief Financial Officer, Secretary and Director
Man Chung CHAN, Former Chief Executive Officer, Chief Financial Officer, Secretary and Director (1)	–
Tee Soo TAN, Former Director (2)	–
All current executive officers and directors (1 person)	–
All employees, including all officers who are not executive officers, as a group (47 persons)(3)	5,644,744
All non-employees, including all directors, as a group (0 persons)	–
TOTAL (2)	5,644,744

_______________

(1)	No person has received 5% or more of the total awards granted under the 2023 Plan since its inception.
(2)	Man Chung CHAN resigned from his offices with the Company on August 12, 2024. Tee Soo TAN reigned from his positions with the Company on September 27, 2024.
(3)	Represents total shares of common stock granted since the adoption of the 2023 Plan to all employees and non-employees (current and former) who received awards under the 2023 Plan. As of December 31, 2023, there were 5,644,744 total RSUs outstanding under the 2023 Plan.

The following table provides information about the Company’s equity compensation plans as of December 31, 2023.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a))
PLAN CATEGORY	(a)	(b)	(c)
Equity compensation plans approved by security holders	–	–	–
Equity compensation plans not approved by security holders (1)	–	–	5,644,744
Total	–	–	5,644,744 (2)

(1)	Pursuant to SEC rules and the reporting requirements for this table, we have not included in (a) above 5,644,744 shares of restricted stock issued pursuant to the plan.
(2)	Represents securities remaining available for issuance under our 2023 Plan as of December 31, 2023 that may be granted in the form of unrestricted common stock, restricted common stock, options to purchase shares of common stock, stock appreciation rights, restricted stock units, dividend equivalents, performance awards or other stock-based awards.

Registration with the Securities and Exchange Commission

17,000,000,000 shares of common stock reserved for issuance under the 2023 Plan were registered on Form S-8 with the Securities and Exchange Commission (the “SEC”) on September 21, 2023. This number was equitably reduced to 5,666,667 shares of common stock after the Reverse Split.

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STOCKHOLDER ACTION NO. 4

AMENDMENT TO THE 2023 PLAN TO EFFECT AN INCREASE IN THE AUTHORIZED SHARES AVAILABLE FOR ISSUANCE

General

On September 19, 2023,the Board adopted the 2023 Plan and on December 28, 2024, our Board approved an amendment to the 2023 Plan (the “Plan Amendment”) to effect an increase in the number of shares that remain available for issuance under the 2023 Plan by an additional 31,408,394 shares up to an aggregate of 37,075,060 shares available for issuance under the 2023 Plan. The principal terms of the Plan Amendment are summarized below. This summary is not a complete description of the Plan Amendment, and it is qualified in its entirety by reference to the complete text of the Plan Amendment which is attached as Annex B hereto.

Why We Approved the Plan Amendment

The Board and Voting Stockholders have determined that it is in the best interests of the Company and its stockholders to approve the Plan Amendment to increase the number of shares available for issuance under the 2023 Plan by an additional 31,408,394 shares up to an aggregate of 37,075,060 shares available under the 2023 Plan.

Before the Plan Amendment, the number of shares available for issuance under the 2023 Plan would be too limited to effectively operate as an incentive and retention tool for employees, officers, directors, non-employee directors and consultants of the Company and its affiliates (as defined in the 2023 Plan). The 2023 Plan and the approved increase will enable us to continue our policy of equity ownership by employees, officers, directors, non-employee directors and consultants of the Company and its affiliates as an incentive to contribute to the creation of long-term value for our stockholders. Absent sufficient equity incentives, we would need to consider additional cash-based incentives to provide a market-competitive total compensation package necessary to attract, retain and motivate the talent that is critical to driving our success. Payment of cash incentives would then reduce the cash available for product development, marketing, operations, and other corporate purposes.

We believe that our continued ability to offer equity incentive awards under the 2023 Plan are critical to our ability to continue to attract, motivate, and retain highly qualified executives and employees. We believe that the 2023 Plan has been an effective component of our compensation program and has heightened our ability to attract, retain and motivate highly qualified executives and employees. We further believe that the awards granted under the 2023 Plan have provided an effective inducement to incentivize plan participants to pursue our goals and objectives, including the creation of long-term value for our stockholders. The Board has determined that the 2023 Plan as amended by the Plan Amendment is in the best interests of the Company and its stockholders.

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STOCKHOLDER ACTION NO. 5

ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed in the Compensation Discussion & Analysis (CD&A), tabular disclosures and narrative sections accompanying the tabular disclosures in this proxy statement. Since the required vote is advisory, the result of the vote is not binding upon the Board. Accordingly, the Voting Stockholders approved the following advisory resolution December __, 2024:

“RESOLVED FURTHER, that the stockholders of Marvion Inc. approve, on an advisory basis, the compensation awarded by the company to the named executive officers, as disclosed in the Compensation Discussion and Analysis, tabular disclosures, and other narrative executive compensation disclosures in the information statement for the 2024 Stockholders Action as required by the rules of the Securities and Exchange Commission;”

The Board of Directors has created a compensation program designed to attract, motivate and retain the qualified executives that help ensure the Company’s future success, to provide incentives for increasing profits by awarding executives when individual and corporate goals are achieved and to align the interests of executives and long-term stockholders.

The CD&A beginning on page 10 of this proxy statement describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the accompanying Summary Compensation Table and other related compensation tables and narrative which provide detailed information on the compensation of our named executive officers. The Board of Directors believes that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

Effect of Proposal

The proposal described above, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to express their views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon the Company or the Board. However, the Company and the Board will carefully consider the outcome of the advisory vote on executive compensation when considering future executive compensation arrangements. This non-binding resolution on executive compensation was approved by the Voting Stockholders.

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STOCKHOLDER ACTION NO. 6

ADVISORY, NON-BINDING VOTE ON FREQUENCY OF APPROVAL OF EXECUTIVE COMPENSATION (SAY-ON-FREQUENCY)

The Dodd-Frank Act requires us to provide our stockholders with the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should consult an advisory Say-on-Pay vote. Stockholders may indicate whether they would prefer that we conduct future Say-on-Pay votes every year, every two years or every three years.  Stockholders also may abstain from casting a vote on this proposal.

Our Board of Directors has determined that a Say-on-Pay vote that occurs once every three years is the most appropriate alternative for us. The Board believes that a Say-on-Pay vote occurring every three years will provide our stockholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding an over-emphasis on short-term variations in compensation and business results. A Say-on-Pay vote occurring every three years will also permit stockholders to observe and evaluate the effect of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation.

This vote is advisory, which means that is not binding on the Company or the Board of Directors. The Company recognizes that the stockholders may have different views as to the best approach and looks forward to hearing from the stockholders as to their preferences on the frequency of the Say-on-Pay vote. The Board of Directors will carefully review the outcome of the frequency vote; however, when considering the frequency of future Say-on-Pay votes, the Board of Directors may decide that it is in the Company’s and the stockholders’ long-term best interest to hold a Say-on-Pay vote more or less frequently than the frequency receiving the most votes cast by our stockholders.

This Voting Stockholders approved to hold an advisory vote on executive compensation (Say-On-Pay) EVERY 3 YEARS.

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ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and any reports prior to or subsequent to that date. The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Secretary. The Secretary will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Room 1401, 14/F, Phase 1, Austin Tower, 22-26 Austin Avenue, Jordan, Kowloon, Hong Kong.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of
Directors

/s/ CHAN Sze Yu
Name: CHAN Sze Yu
Title: Chief Executive Officer, Chief Financial Officer, Secretary and Director

Annex A: Marvion Inc. 2023 Stock Incentive Plan*

Annex B: First Amendment to the Marvion Inc. 2023 Stock Incentive Plan

*Incorporated by reference to the Exhibits to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 21, 2023.

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FIRST AMENDMENT TO THE

MARVION INC.

2023 STOCK INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Marvion Inc. 2023 Stock Incentive Plan (as may be amended from time to time, the “Plan”) is made as of December 28, 2024. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

WHEREAS, Section 14 of the Plan permits the Board to amend the Plan, subject, in the case of amendments requiring stockholder approval under the rules of any securities exchange on which the Shares may then be listed, to the approval by the Company’s stockholders of such amendment;

WHEREAS, the Board desires to amend the Plan to increase the number of Shares available for grant under the Plan and to make other changes deemed desirable by the Board to attract and recruit talent;

WHEREAS, this Amendment shall be submitted to the Company’s stockholders for approval, and shall become effective as of the date on which the Company’s stockholders approve such Amendment (the “Effective Date”); and

WHEREAS, if the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE, pursuant to Section 14 of the Plan, the Plan is hereby amended as follows, effective as of the Effective Date.

1.       Section 5(a)(1) of the Plan is hereby amended and restated to read as follows

(i) Subject to adjustment as provided in Paragraph XIII, the aggregate number of shares of Common Stock reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 37,075,060. The number of shares of Common Stock available for grant and issuance under the Plan shall be increased on January 1, of each of the ten (10) calendar years during the term of the Plan following September 11, 2023, by the lesser of (i) two and one half percent (2.5%) of the number of shares of Common Stock issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board; provided, however, that such limitation may be increased subject to approval by the Company’s stockholders.

2.       Section 5(b)(i) is amended and restated to read as follows:

(i) The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options shall be equal to the number of shares available for grant as of the Plan Amendment Effective Date, as set forth in Section 5(a)(1).

4. Section 5(b)(iii) is amended and restated to read as follows:

(iii) The maximum number of shares of Common Stock that may be issuable under Awards granted to any one individual during any twelve (12)-month period shall not exceed 4,000,000,000 shares of Common Stock (subject to adjustment in the manner as provided in Paragraph XIII).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the Marvion Inc. 2023 Stock Incentive Plan, as of the date first indicated above.

MARVION INC.

By: ____________________________________________________

Name: CHAN Sze Yu

Title: Chief Executive Officer and Chief Financial Officer

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